Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-199133, No. 333-214595 and No. 333-219292) and Form F-3 (No. 333-221742) of Alibaba Group Holding Limited of our report dated July 27, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers
PricewaterhouseCoopers
Hong Kong, July 27, 2018